Exhibit 3.3

                       STOCK PLEDGE AND SECURITY AGREEMENT


         This STOCK PLEDGE AND SECURITY AGREEMENT (the "AGREEMENT") is made and entered into as of November 30 , 2000, by and between FUTURE ARTS, LTD. ("FUTURE ARTS"), whose address is 29 Kehicat Sofia, Tel Aviv, Israel ("PLEDGOR"), BP SOFTWARE, LTD. ("BP SOFTWARE"), a Texas limited partnership, having an address of 15851 Dallas Parkway, Suite 1120, Addison, Texas 75001 ("PLEDGEE"), and Ken Nathanson, whose address is 99454 Wilshire Blvd., Ste. 820, Beverly Hills, CA 90212 ("PLEDGEHOLDER"), with reference to the following facts:


                                R E C I T A L S:
                                 ---------------

         WHEREAS, pursuant to that certain Contract for Private Sale of Stock of even date herewith ("STOCK PURCHASE CONTRACT"), concurrently with the execution of this Agreement, BP Software has sold to Future Arts four million (4,000,000) shares of common stock in recordLab Corporation ("RECORDLAB"), a Washington corporation, (hereinafter referred to as the "SUBJECT SHARES");

         WHEREAS, pursuant to the Stock Purchase Contract, payment of the purchase price for the Subject Shares by Future Arts, Ltd. has been deferred and documented by the execution by Pledgor, as Maker, and delivery to Pledgee, as Holder, of that certain Secured Non-Recourse Promissory Note ("NOTE") of even date herewith;

         WHEREAS, pursuant to the Stock Purchase Contract, Pledgor's performance under the Note is to be secured by a pledge of the Subject Shares.

         NOW, THEREFORE, in consideration of mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency which are hereby mutually acknowledged and confessed, the parties to this Agreement (collectively the "PARTIES" and individually a "PARTY") agree as follows:

                                   AGREEMENT:

1. PLEDGE OF STOCK AND PROCEEDS.

(a) PLEDGE. As collateral security for the prompt payment and/or performance when due, whether by stated maturity, acceleration or otherwise, of all of the Pledgor's presently existing or hereinafter arising indebtedness, obligations and liabilities to the Pledgee under the Note, this Agreement and the Stock Purchase Contract (the "OBLIGATIONS"), the Pledgor hereby delivers, pledges and grants a lien and continuing security interest to the Pledgeholder, on behalf of and for the benefit of the Pledgee, in the following (collectively and severally, the "COLLATERAL"):

(i) All of the Pledgor's right, title and interest in and to the Subject Shares, the certificates representing the Subject Shares, and any interest of the Pledgors in the entries on the books of the recordLab pertaining to the Subject Shares; and

(ii) The proceeds of the Subject Shares including, without limitation, any and all dividends (cash or stock), cash, instruments, warrants, rights and other property from time-to-time received, receivable, or otherwise distributed in respect of or in exchange for any of the Subject Shares (collectively and severally, the "PROCEEDS"), and any interest of the Pledgor in the entries on the books of the recordLab pertaining to the Proceeds.

(b) DELIVERY OF SUBJECT SHARES TO PLEDGEHOLDER. The Pledgor agrees concurrently with the execution of this Agreement to deliver, to the Pledgeholder, the certificates representing the Subject Shares, together with an Assignment of Corporate Shares in the form of Exhibit B attached hereto (the "STOCK ASSIGNMENT"), signed by the Pledgor, in blank, covering the Subject Shares, such Stock Assignment to be used by the Pledgeholder, if at all, in accordance with the terms of this Agreement.

(c) DELIVERY OF NOTE TO PLEDGEHOLDER/NOTIFICATION TO PLEDGEHOLDER OF PAYMENTS. The Pledgee agrees concurrently with the signing of this Agreement to deposit the Note with the Pledgeholder and hereby agrees to notify the Pledgeholder of all amounts collected in accordance with the terms and conditions of the Note, including final satisfaction of the Note with direction to return the Collateral to the Pledgor.

(d) PLEDGEHOLDER'S ACCEPTANCE OF COLLATERAL AND APPOINTMENT AS THE PLEDGOR'S ATTORNEY-IN-FACT. The Pledgeholder hereby agrees to accept the Collateral and to hold and dispose of the Collateral in accordance with and subject only to the terms of this Agreement and the legal and equitable rights of the parties. The Pledgor hereby irrevocably appoints the Pledgeholder as the Pledgor's attorney-in-fact to arrange for the transfer of the Collateral and to do and perform all other actions that are requisite and necessary to be lawfully done in order to affect the terms of this Agreement.

(e) RELEASE OF COLLATERAL UPON SATISFACTION OF NOTE; CONDITIONAL SALE OF COLLATERAL BY PLEDGOR TO SATISFY NOTE. The Collateral shall be released from this Agreement and returned to the Pledgor upon receipt by the Pledgeholder of written notice from the Pledgee that all of the Obligations have been satisfied in full. PROVIDED, HOWEVER, if the Pledgor desires to sell the Collateral in order to satisfy the Obligations, the Pledgee agrees that the Collateral may be sold to effectuate such payment so long as the Proceeds are equal to or greater than the balance of the Obligations and are first paid to the Pledgeholder in satisfaction of the Obligations; or, in the event of Pledgor desires to sell a portion of the Collateral in order to partially satisfy the Obligations, so long as the value of that portion of the Collateral that is not sold by Pledgor is equal to or exceeds one and one-half (1 1/2) times the balance of the Obligations that remains due following the partial sale, based on the price per share at which the Collateral was sold in the most recent partial sale.

(f) MATTERS PERTAINING TO THE COLLATERAL.
    ------------------------------------

(i) VOTING AND CONSENSUAL RIGHTS. So long as the Pledgor is in "DEFAULT" as hereinbelow defined in Paragraph 2 of this Agreement, the Pledgeholder shall vote the Subject Shares and shall exercise any consensual rights pertaining to the Subject Shares as directed by the Pledgee. In the event the Pledgor is not in Default, the Pledgeholder shall vote the Subject Shares and exercise any other consensual rights pertaining to the Subject Shares as directed by the Pledgor, with the exception (unless Pledgee consents thereto) of those which, in the Pledgee's sole discretion, would materially impair the value of the Subject Shares, contravene the Agreement or any other agreement between Pledgor and Pledgee.

         The Pledgor hereby authorizes the Pledgee to send his agents and representatives to any meeting of shareholders and directors of the Company which the Pledgor would be entitled to attend as a shareholder and the Pledgee wishes to attend, and agrees to take such steps as may be necessary to confirm and effectuate such authority, including, without limitation, causing the Company to give reasonable prior written notice to the Pledgee of the time and place of any such meeting and the principal actions to be taken thereat. So long as the Pledgor is not in Default, the Pledgee shall have the right to attend such meetings only as an observer, and shall not be entitled to address the directors or shareholders, and the expenses of the Pledgee's agents and representatives in attending such meetings shall be paid by the Pledgee.

(ii) RIGHTS TO DIVIDENDS AND DISTRIBUTIONS. Pledgor shall be entitled to receive and retain any dividends or other payments or distributions with respect to the Subject Shares made to or due the Pledgor, PROVIDED, HOWEVER, that the following shall be delivered to the Pledgeholder to be added to and become a part of the
Collateral:

         (1) Any and all dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for the Subject Shares;

         (2) Any and all dividends and distributions paid or payable with respect to the Subject Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

         (3) Any distributions paid with respect to, payable or otherwise distributed on redemption of, or in exchange for, the Subject Shares.

         Notwithstanding the foregoing, in the event and for so long as the Pledgor is in Default, the Pledgeholder shall be paid any dividends or other payments or distributions with respect to the Subject Shares to be added to and become part of the Collateral, PROVIDED, HOWEVER, to the extent any amounts are due and payable to the Pledgee (whether by acceleration, maturity or otherwise) the Pledgeholder shall apply such payments against the outstanding balance of the Note.

         Notwithstanding the foregoing, to the extent the foregoing dividends and distributions exceed the amount of the Obligations, the Pledgor shall be entitled to receive these excess dividends and distributions.

(g) SUBJECT SHARES ADJUSTMENTS. In the event that, during the term of this Agreement, any stock dividend, reclassification, readjustment, or other change is declared or made in the capital structure of recordLab, all new substituted and additional shares or other securities issued with respect to the Subject Shares by reason of any such change shall be delivered to the Pledgeholder and held by the Pledgeholder under the terms of this Agreement in the same manner as the Subject Shares.

(h) SUBSCRIPTION RIGHTS OR WARRANTS. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Subject Shares, such warrants, rights, and options shall be immediately assigned by the Pledgeholder to the Pledgor, and if exercised by the Pledgor, all new shares or other securities so acquired by the Pledgor shall be considered as part of the Subject Shares and shall be immediately assigned by the Pledgor to the Pledgeholder to be held under the terms of this Agreement in the same manner as the Subject Shares.

2. DEFAULT.
   -------

         At the option of the Pledgee, and without necessity of presentment for payment, demand, protest, notice of protest or notice of dishonor or any other notice except as specifically provided herein, the Pledgeholder may exercise any remedy under this Agreement upon the happening of any of the following events of default ("DEFAULT"):

(a) DEFAULT UNDER THE NOTE. If any act or event of Default on the part of the Pledgor occurs under the Note; or

(b) DEFAULT UNDER THIS AGREEMENT. If the Pledgor Defaults in the due performance or observance of any representation or obligation under this Agreement, PROVIDED, HOWEVER, that if such obligation is nonmonetary and is reasonably susceptible of being cured, the Pledgor shall be entitled to a grace period of ten (10) days following written notice of default to cure said Default.

3. REMEDIES.
   --------

         In the event the Pledgor is in Default, without cure as hereinabove provided in Paragraph 2 of this Agreement, the Pledgee shall have the following rights and remedies:

(a) RETENTION OF COLLATERAL BY PLEDGEE. The Pledgee may choose to accept the Collateral (but only to the extent of the Obligations) after directing the Pledgeholder to give notice of such proposal to the Pledgor and to any other person with a security interest in the Collateral, as provided in ss. 9505 of the California COMMERCIAL CODE, and such acceptance shall fully discharge the Obligations providing no other person with a security interest in the Collateral, objects in writing to such proposal within twenty-one (21) days from receipt of such notice.

(b) SALE OF COLLATERAL. The Pledgee may choose to direct the Pledgeholder to sell the Collateral at a public or private sale. A sale of the Collateral may occur in one or more sales or lots, for cash or on credit (without assumption of any credit risk), for immediate delivery or for future delivery, and at such price or process and upon such terms as the Pledgee may deem satisfactory in his reasonable discretion, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever, and the Pledgor hereby waives (to the full extent allowed by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. PROVIDED, HOWEVER, the Pledgee shall first direct the Pledgeholder to give any notice or notification to the Pledgor as required by ss. 9504 of the California COMMERCIAL CODE by mailing such notice, postage prepaid, at least ten (10) calendar days before the event, if any, which is the subject of the notice to the Pledgor'`s address as it appears within this Agreement (which notice the Pledgor agrees is reasonable). Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived. Any sale hereunder may be conducted by any auctioneer or any officer or agent of the Pledgee. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The proceeds of any such sale shall be applied in the following order:

         (i) Reasonable expenses of retaking, holding, preparing for sale, selling, and the like and, to the extent provided for in this Agreement and not prohibited by law, the reasonable attorneys' fees and legal expenses incurred by the Pledgeholder and/or the Pledgee;

         (ii) Satisfaction of the balance of unpaid principal and accrued but unpaid interest and other amounts due under the Note, this Agreement and the Stock Purchase Agreement; and

         (iii) Satisfaction of any indebtedness secured by any subordinate security interest in the Collateral if written notice and demand therefore is received prior to distribution of the proceeds, PROVIDED, HOWEVER, reasonable proof of such interest or interests is reasonably furnished to the Pledgeholder.

         The Pledgeholder shall not be obligated to make any sale of the Collateral if it shall determine not to do so, regardless of the fact that notice of sale of the Collateral may have been given. The Pledgeholder may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgeholder until the Purchase Price is paid by the purchaser or purchasers thereof, but the Pledgeholder shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

         As an alternative to exercising the power of sale herein conferred upon it, the Pledgeholder may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c) PLEDGEE'S RIGHT TO PURCHASE COLLATERAL. The Pledgee may buy the Collateral at a public sale or private sale described above in Subparagraph (b) pursuant to the conditions specified in ss. 9504(3) of the California COMMERCIAL CODE. The Pledgee shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever, and the Pledgor hereby waives (to the full extent allowed by law) all rights of redemption, stay or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereinafter enacted. The Pledgee may hold, retain, exploit, resell or otherwise dispose of such purchased Collateral without further accountability to the Pledgor for the proceeds of such sale.

(d) PLEDGEHOLDER'S RIGHT TO EXECUTE DOCUMENTS. The Pledgeholder shall have the right to execute or endorse any document or form, in the Pledgeholder's name or in the name of the Pledgor, which may be necessary or desirable in connection with the retention of the Collateral as provided above in Subparagraph (a) or the sale of the Collateral as provided above in Subparagraph (b).

(e) UNREGISTERED SECURITIES. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an event of Default, and also upon the persons or entities who may qualify or be eligible to purchase the Collateral, the Pledgor hereby agrees that upon the occurrence of an event of Default, the Pledgeholder, on behalf of the Pledgee, may from time to time, if the Collateral is not a security publicly traded on a nationally recognized stock exchange and/or is considered a "RESTRICTED" security, attempt to sell all or any part of the Collateral by a private sale, for cash or credit. The Pledgor must restrict the bidders and prospective purchasers to a limited number who meet suitability standards and who will represent and agree that they are purchasing for investment for their own accounts only and not for distribution, and who will otherwise meet state or federal securities law requirements, including those pertaining to sales made pursuant to exemptions from registration under the Securities Act of 1933 and/or registration or qualification under other state or federal securities laws. The solicitation of offers from two (2) or more suitable investors, with the acceptance of the highest offer therefrom by the Pledgeholder, shall be deemed to be a commercially reasonable method of disposition of the Collateral in this case.

         Notwithstanding the above, should the Pledgeholder determine that, prior to any public offering of any securities contained in the Collateral, such securities should be registered under the Securities Act of 1933 and/or registered or qualified under any other federal or state securities law, and that such registration and/or qualification is not practical, then the Pledgor agrees that it will be commercially reasonable if a private sale is arranged so as to avoid a public offering even if offers are solicited from fewer than two
(2) investors, and even though the sales price established and/or obtained may be substantially less than the price which would be obtained pursuant to a public offering.

4. FUTURE ASSIGNMENTS SHALL NOT AFFECT PLEDGEHOLDER RIGHTS.
   -------------------------------------------------------

         Any future assignment or attempted assignment or transfer of the interest of the Pledgor in and to any of the Collateral shall not deprive the Pledgeholder of the right to sell or otherwise dispose of or utilize all of the Collateral as hereinabove provided or necessitate the sale or disposition thereof.

5. WAIVER OF RIGHT OF OFFSET.
   -------------------------

         No portion of the Obligations shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, which the Pledgor may have or claim to have against the Pledgee. The Pledgor waives, to the fullest extent permitted by applicable law, the protection or benefits of any statement, code, or judicial decision which conflicts with the terms of this Paragraph including ss. 431.70 of the California CODE OF CIVIL PROCEDURE, which provides:

                  "WHERE CROSS-DEMANDS FOR MONEY HAVE EXISTED BETWEEN PERSONS AT ANY POINT IN TIME WHEN NEITHER DEMAND WAS BARRED BY THE STATUTE OF LIMITATIONS, AND AN ACTION IS THEREAFTER COMMENCED BY ONE SUCH PERSON, THE OTHER PERSON MAY ASSERT IN THE ANSWER THE DEFENSE OF PAYMENT IN THAT THE TWO DEMANDS ARE COMPENSATED SO FAR AS THEY EQUAL EACH OTHER, NOTWITHSTANDING THAT AN INDEPENDENT ACTION ASSERTING THE PERSONS' CLAIM WOULD AT THE TIME OF FILING THE ANSWER BE BARRED BY THE STATUTE OF LIMITATIONS. IF THE CROSS-DEMAND WOULD OTHERWISE BE BARRED BY THE STATUTE OF LIMITATIONS, THE RELIEF ACCORDED UNDER THIS SECTION SHALL NOT EXCEED THE VALUE OF THE RELIEF GRANTED TO THE OTHER PARTY. THE DEFENSE PROVIDED BY THIS SECTION IS NOT AVAILABLE IF THE CROSS-DEMAND IS BARRED FOR FAILURE TO ASSERT IT IN A PRIOR ACTION UNDER SECTION 426.30. NEITHER PERSON CAN BE DEPRIVED OF THE BENEFITS OF THIS SECTION BY THE ASSIGNMENT OF DEATH OF THE OTHER. FOR THE PURPOSES OF THIS SECTION, A MONEY JUDGMENT IS A "DEMAND FOR MONEY" AND, AS APPLIED TO A MONEY JUDGMENT, THE DEMAND IS BARRED UNDER CHAPTER 3 (COMMENCING WITH SS. 683.010) OF DIVISION I OF TITLE 9."

6. PLEDGOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
   ---------------------------------------------------

(a) Pledgor represents and warrants to the Pledgeholder as follows: (i) the Subject Shares is validly authorized, fully paid and nonassessable; (ii) the Subject Shares was issued without violation of any statutory or contractual preemptive rights, or any rights of first refusal or other agreements; (iii) the Subject Shares was issued to the Pledgor in compliance with federal and applicable state securities laws; (iv) upon delivery to the Pledgeholder as contemplated hereby, the Subject Shares will be free of any security interests, liens, pledges or encumbrances created by the Pledgor (except for the security interest created hereby), or any claims of third parties of any nature whatsoever, charges, escrows, options, rights of first refusal, or other agreements, arrangements, commitments or obligations, written or oral, created by the Pledgor or any other restrictions created by the Pledgor affecting the rights and other incidents of record or beneficial ownership of the Subject Shares.

(b) Pledgor represents and warrants to the Pledgeholder that the pledge of the Collateral pursuant to the terms of this Agreement creates a valid and perfected first priority security interest in the Collateral.

(c) Pledgor represents and covenants that the terms and provisions of this Agreement shall prevail over any agreement that the Pledgor may have made restricting in any manner the transferability of the Subject Shares. The Pledgor shall not make any agreements restricting in any manner the transferability of the Collateral, or otherwise affecting the Collateral, without the prior written consent of Pledge, which shall not be unreasonably withheld.

(d) Pledgor represents and covenants that upon occurrence of an event of Default hereunder, any sale of the Collateral made pursuant to the power of sale contained herein shall, at the option of the Pledgeholder, terminate any agreement restricting sale or transferability of the Collateral, and the purchaser at any such sale shall take the Collateral free and clear of any such agreement.

(e) Pledgor shall do, make, procure, execute and deliver, at no expense to the Pledgeholder, all acts, things, writings and assurances as the Pledgeholder may at any time request to protect, assure or enforce its interests, rights and remedies created by, provided in or emanating from this Agreement and any other agreement made in connection herewith.

(f) Pledgor shall, at the Pledgor's expense, take any steps necessary to preserve the Pledgeholder's rights in the Collateral against any claims of third parties (except claims arising from any act or failure of act of the Pledgeholder).

(g) Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, without limitation, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor hereby agrees that the Pledgeholder and the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

7. MATTERS PERTAINING TO PLEDGEHOLDER.
   ----------------------------------

(a) Pledgeholder shall not be personally liable for any act it may do or omit to do under the Agreement while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of its own attorney shall be conclusive evidence of such good faith. Except as expressly provided herein, the Pledgeholder is hereby expressly authorized and directed to disregard any and all notices or warnings given by any of the parties, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all orders, judgments or decrees of any court, and in case the Pledgeholder obeys or complies with any such order, judgment or decree of any court, it shall not be liable to any of the parties or any other person, firm or corporation by reason of such compliance, notwithstanding that any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

(b) The parties expressly agree the Pledgeholder has the absolute right at its election, if it considers it appropriate, to file an action in interpleader requiring the parties to answer and litigate their claims and rights among themselves, and the Pledgeholder is authorized to deposit with the clerk of the court all documents and funds held by it pursuant to this Agreement. In the event such action is filed, the parties jointly and severally agree to pay all costs, expenses and reasonable attorneys' fees which the Pledgeholder incurs in such interpleader action. Upon filing of such action the Pledgeholder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of this Agreement. In any other court action by or against escrow holder the Prevailing Party shall be entitled to reasonable costs, expenses and attorneys' fees as hereinbelow provided.

(c) Pledgeholder shall not be bound in any way by any other agreement between the parties as to which the Pledgeholder is not a party, whether or not it has knowledge thereof, nor by any notice of a claim or demand with respect to this Agreement or the Collateral. The Pledgeholder shall have no duties or responsibilities except as expressly set forth in this Agreement. The Pledgeholder may rely conclusively on any certificate, statement, request, content, waiver, receipt, agreement or other instrument which it believes to be genuine and to have been signed and presented by an appropriate person or persons.

(d) The retention and distribution of the Collateral in accordance with the terms and provisions of this Agreement shall fully and completely release the Pledgeholder from any obligation or liability assumed by it hereunder as to the Collateral.

(e) Pledgeholder, while in possession of the Collateral prior to or following the occurrence of an event of Default, as hereinabove provided, and while acting in accordance with the terms of this Agreement or applicable law, is not responsible for any fluctuations in value or delays in disposing of the Collateral.

(f) Pledgeholder shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute and/or deliver this Agreement or any documents or papers deposited hereunder. The Pledgeholder shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Pledgeholder.

(g) Notwithstanding anything herein to the contrary, the Pledgeholder shall have no duty with respect to the Collateral other than the duty to use reasonable care in the custody and preservation of the Collateral if it is in the Pledgeholder's possession. The Pledgeholder shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell same if it threatens to decline in value, or to exercise any rights represented thereby, including voting or consensual rights; PROVIDED, HOWEVER, the Pledgeholder may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of the Pledgor.

(h) Pledgor and the Pledgeholder agree to and each does hereby indemnify, defend (with counsel acceptable to the Pledgeholder) and hold the Pledgeholder harmless against any and all losses, damages, claims and expenses, including reasonable attorneys' fees, that may be incurred by the Pledgeholder by reason of its compliance with the terms of this Agreement. If, as a result of any disagreement between the parties and/or adverse demands and claims being made by any or all of them upon the Pledgeholder, the Pledgeholder shall become involved in litigation, including any interpleader brought by it as hereinabove provided, the Pledgor and the Pledgeholder each agree that they shall be jointly and severally liable to the Pledgeholder on demand for all costs, expenses and attorneys' fees that the Pledgeholder shall incur and/or be compelled to pay by reason of such litigation.

8. REPLACEMENT OF PLEDGEHOLDER.
   ---------------------------

         In the event the Pledgeholder is or becomes unwilling or unable to act in such capacity by reason of death, disability, or resignation, the Pledgee and the Pledgor shall mutually agree upon and the Pledgee shall appoint a successor. In the event the Pledgee and the Pledgor cannot agree upon such successor, the matter shall be submitted to binding arbitration pursuant to the Rules of the American Arbitration Association, with each party equally sharing the costs of such arbitration. The Pledgee and the Pledgor shall have the right, if both agree, after delivery of written notice signed by both the Pledgee and the Pledgor to the Pledgeholder, to terminate the Pledgeholder, with the Pledgeholder's successor to be named in the manner hereinabove set forth.

9. MISCELLANEOUS.
   -------------

(a) PREPARATION OF AGREEMENT. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Agreement. Each party shall pay all costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement and in performing and complying with all representations, warranties, covenants, agreements and conditions contained in this Agreement to be performed or complied with by such party, including legal fees.

(b) COOPERATION; REIMBURSEMENT OF EXPENSES. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense. The Pledgor shall reimburse the Pledgeholder and/or the Pledgee, whichever may be the case, upon demand, for any costs and expenses incurred by the Pledgeholder or the Pledgee in connection with Agreement including, without limitation, any breach or default of the Pledgor under this Agreement, including collection efforts by the Pledgee under this Agreement, whether or not suit is commenced or judgement is entered.

(c) INTERPRETATION.
    --------------

(i) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS. Each party expressly acknowledges and agrees that this Agreement, including all Exhibits attached hereto, in conjunction with the Promissory Note and Shareholders Agreement, including all Exhibits attached thereto: (1) is the final, complete and exclusive statement of the Agreement of the Parties with respect to the subject matter hereof, (2) supersedes any prior or contemporaneous promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "PRIOR AGREEMENTS"), and that any such prior Agreements are of no force or effect except as expressly set forth herein, and (3) may not be varied, supplemented or contradicted by evidence of such Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Agreement, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification, supplement or is sought.

(ii) WAIVER. No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

(iii) REMEDIES CUMULATIVE. The remedies of each party under this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

(iv) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

10. TIME IS OF THE ESSENCE. It is expressly understood and agreed that time of performance is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that the failure to timely perform any of the terms, conditions, obligations or provisions hereof by any party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.

(a) NO THIRD PARTY BENEFICIARY. Notwithstanding anything else herein to the contrary, the parties specifically disavow any desire or intention to create a "third party" beneficiary contract, and specifically declare that no person or entity, save and except for the parties or their Permitted Successors, shall have any rights hereunder nor any right of enforcement hereof.

(b) NO RELIANCE UPON PRIOR REPRESENTATION. Each party acknowledges that no other party has made any oral representation or promise to such party which representation or promise would induce such party prior to executing this Agreement to change its position to its detriment, partially perform, or part with value in reliance upon such representation or promise; such party acknowledges that it has taken such action at its own risk; and such party represents that it has not so changed its position, performed or parted with value prior to the time of its execution of this Agreement.

(c) HEADINGS; REFERENCES; INCORPORATION; GENDER. The headings used in this Agreement are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Agreement shall be construed to be incorporated to this Agreement and every other Exhibit to this Agreement by such reference. As used in this Agreement, each gender shall be deemed to include each other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

(d) ENFORCEMENT.
    -----------

(i) APPLICABLE LAW. This Agreement and the rights and remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the internal laws of the State of California, without regard to conflicts of laws principles as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of California.

(ii) CONSENT TO JURISDICTION; SERVICE OF PROCESS. Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the State Courts of California located within the County of Ventura. Each party generally and unconditionally accepts the exclusive jurisdiction of such Courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint therein in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said Courts based upon the doctrine of "Forum Non Conveniens". Each party irrevocably agrees to be bound by any judgement rendered thereby in connection with this Agreement.

(iii) WAIVER OF RIGHT TO JURY TRIAL. Each party hereby waives such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to the other party to enter into the transaction contemplated hereby, that each party has already relied upon this waiver in entering into this Agreement, and that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel.

(iv) CONSENT TO SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF AND WAIVER OF BOND OR SECURITY. Each party acknowledges that the other party hereto may, as a result of such party's breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, each party agrees that in the event of such party's breach or threatened breach of its covenants and obligations hereunder, the other non-breaching party shall be entitled to obtain equitable relief, in addition to any other remedy provided by law or equity, including, without limitation, enforcement of all of the provisions of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of such non-breaching party's rights, requiring performance by the breaching party, or enjoining any breach by the breaching party, all without proof of any actual damages that have been or may be caused to such non-breaching party by such breach or threatened breach and without the posting of bond or other security in connection therewith. The party against whom such action or proceeding is brought waives the claim or defense therein that the party bringing the action or proceeding has an adequate remedy at law and such party shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges (1) that the terms of this Paragraph are fair, reasonable and necessary to protect the legitimate interests of the other party;
(2) that this waiver is a material inducement to the other party to enter into the transaction contemplated hereby, (3) that the other party has already relied upon this waiver in entering into this Agreement, and (4) that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived its rights following consultation with legal counsel.

(v) ATTORNEYS' FEES AND COSTS. If any party institutes or should the parties otherwise become a party to any Action Or Proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the Prevailing Party in any such Action Or Proceeding, whether or not such Action Or Proceeding proceeds to final judgement or determination, shall be entitled to receive from the non-Prevailing Party as a cost of suit, and not as damages, all Costs And Expenses of prosecuting or defending the Action Or Proceeding, as the case may be, including, without limitation, reasonable Attorneys' and Other Fees.

(vi) DEFINITIONS. The term "ACTION OR PROCEEDING" is defined as any and all claims, suits, actions, notices, inquiries, proceedings, hearings, arbitrations (if consented to by the parties), or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The term "Prevailing Party" is defined as the party who is determined to prevail by the Court after its consideration of all damages and equities in the Action Or Proceeding, whether or not the Action Or Proceeding proceeds to final judgment. In determining whether a party is the Prevailing Party the Court shall consider as an element of its determination the Costs And Expenses of the parties, including attorneys' fees and other fees, which are the subject of this Paragraph 9(d). The Court shall retain the discretion to determine that no party is the Prevailing Party in which case no party shall be entitled to recover its Costs And Expenses under this Paragraph 9(d). The term "Attorneys' And Other Fees" is defined as attorneys' fees, accountants' fees, fees of other professionals, witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), and any and all other similar fees incurred in the prosecution or defense of the Action Or Proceeding. The term "Costs and Expenses" is defined as the cost to take depositions, the cost to arbitrate this dispute, if applicable, and the costs and expenses of travel and lodging incurred with respect to the Action Or Proceeding, PROVIDED, HOWEVER, the party incurring said travel and lodging expense must ordinarily travel over one hundred (100) miles, one way, from his or her residence in incurring such expense.

(e) SUCCESSORS AND ASSIGNS. Pledgor may not delegate such party's duties under this Agreement, in whole or in part, without the prior written consent of the Pledgee, which consent may be withheld in the Pledgee's sole and arbitrary discretion. Notwithstanding the preceding sentence, no such delegation shall release the Pledgor from any liability or obligation under this Agreement without the written consent of the Pledgee, which consent may be withheld in the Pledgee's sole and arbitrary discretion. Similarly, the Pledgeholder may not delegate such party's duties under this Agreement, in whole or in part, without the prior written consent of the Pledgee and Pledgor, which consent may be withheld in such parties' sole and arbitrary discretion. Notwithstanding the preceding sentence, no such delegation shall release the Pledgeholder from any liability or obligation under this Agreement without the written consent of the Pledgee and the Pledgor, which consent may be withheld in the Pledgee's and Pledgor's sole and arbitrary discretion. Subject to the foregoing, all of the representations, warranties, covenants, conditions and provisions of this Agreement shall be binding upon each party and such party's respective successors (including, but not limited to, any successor in interest to all or substantially all of the assets of a party which is a legal entity such as a corporation or partnership), assigns, heirs, executors, administrators, and legal representatives, as the case may be.

(f) NOTICES. Unless otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "NOTICES") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (A) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (B) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (C) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (D) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the parties at the address hereinabove set forth in the introductory paragraph of this Agreement, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this.

(g) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages.

(h) MUTUAL EXECUTION REQUIRED; ELECTRONICALLY TRANSMITTED DOCUMENTS. This Agreement shall not be construed to be an offer and shall have no force and effect until this Agreement is fully executed by all parties hereto. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

         WHEREFORE, the parties hereto have for purposes of this Agreement executed this Agreement in the City of Los Angeles, County of Los Angeles, State of California, as of the date first hereinabove set forth.

                                    PLEDGORS:

                                    FUTURE ARTS, LTD., an Israel

                                    By /S/ RACHAMIM SIROMACHOFF
                                    Name:
                                    Title:   PRESIDENT

                                    PLEDGEE:


                                    BP SOFTWARE, LTD., a Texas limited
                                        partnership



                                    By /S/ SHAUL C. BARUCH
                                    Name:
                                    Title:   MANAGER OF BP SOFTWARE GP, LLC
                                    ITS GENERAL PARTNER

                                    PLEDGEHOLDER:

                                    /S/ KEN NATHANSON,
                                    Name:
                                    Title:   AN INDIVIDUAL

                                   EXHIBIT A
                                       TO
                       STOCK PLEDGE AND SECURITY AGREEMENT











                                 PROMISSORY NOTE
                                 ---------------

                                    EXHIBIT B
                                       TO
                       STOCK PLEDGE AND SECURITY AGREEMENT











                         ASSIGNMENT OF CORPORATE SHARES
                         ------------------------------
                              (WITHOUT CERTIFICATE)

                         ASSIGNMENT OF CORPORATE SHARES
                         ------------------------------
                              (WITHOUT CERTIFICATE)



         FOR VALUE RECEIVED, the undersigned hereby assigns ________________ (_____) shares of common stock of recordLab Corporation, standing in the undersigned's name on the books of said corporation and represented by Certificate Number(s) ________________ delivered with this Assignment, to __________________________, , as "PLEDGEHOLDER" in favor of
____________________________ as "PLEDGEE" under that certain Stock Pledge and Security Agreement of even date herewith, to hold such shares pursuant to the terms of said Stock Pledge and Security Agreement, and do hereby instruct and appoint the custodian of that corporation's stock books to so transfer the said stock on the books of said corporation.




Dated: __________________, 2000